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                                                                    Exhibit 4.1
MASSMUTUAL
RETIREMENT SERVICES









                          SUMMARY PLAN DESCRIPTION FOR
                   NMS COMMUNICATIONS CORPORATION 401(K) PLAN

SUMMARY PLAN DESCRIPTION (SPD)


              NMS Communications Corporation 401(k) Plan offers you a way to save, with the help of the Company, for retirement and other long-term goals. At the same time, you reduce your current income taxes. By saving regularly through payroll deductions on a before-tax basis and by investing your account balance wisely, you can accumulate more money over time to help you achieve financial security in your retirement years. The plan offers:


CONVENIENCE          You choose how much to save and how your savings will be
                     invested. You can invest in up to 17 investment funds.

                     The amount you choose to save is automatically deducted from your paycheck and placed in your account.

ACCOUNT GROWTH       Your money is saved on a tax-deferred basis. For example,
                     if you are in the 28% tax bracket, you will be able to save
                     28 cents in taxes for each dollar you contribute to the plan. Your account, including investment income, stays tax-free as long as it remains in the plan. To add to the value of your savings, the Company will match a percentage of the before-tax dollars you contribute and may make additional contributions to your account.

ACCESS TO YOUR       You have a variety of options at retirement. To help you
SAVINGS              plan better for your retirement years while you are still
                     employed, you can:

                     . withdraw your before-tax money and Company Contributions based on hardship;

                     . withdraw your before-tax money and Company Contributions after you reach age 59 1/2; and

                     .  take a loan from your account.

              This booklet is a summary of the plan features. It will answer most of your questions. However, it does not provide every detail of the plan. Complete details are included in the plan document. If there is any difference between this SPD and the plan, the plan will prevail.



                                      -i-
                                 JULY 11, 2001


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TABLE OF CONTENTS



SUMMARY PLAN DESCRIPTION (SPD)................................................................................................i

JOINING THE PLAN..............................................................................................................1

YOUR SAVINGS..................................................................................................................3

INVESTING YOUR SAVINGS........................................................................................................6

VESTING.......................................................................................................................9

ACCESS TO YOUR SAVINGS.......................................................................................................10

FINAL PAYOUTS................................................................................................................15

OTHER IMPORTANT INFORMATION..................................................................................................21

GENERAL LEGAL INFORMATION....................................................................................................24

INSTRUCTIONS AT A GLANCE.....................................................................................................26






                                      -ii-
                                 JULY 11, 2001

JOINING THE PLAN

WHO CAN JOIN?           All employees of the Company may join the plan,
                        excluding employees covered by a collective bargaining agreement and nonresident aliens with no U.S. income.

                        You can start saving right away. It does not matter how long you have worked for the Company. You must work for the Company at least one year before you are eligible to receive Company Match contributions.

HOW DO I SIGN UP?       Signing up for the plan is easy. The Enrollment brochure
                        (entitled "Destination Retirement-Your Retirement
                        Savings Journey") features the highlights of the plan and includes profiles of each investment offered in your plan. You simply complete an Enrollment Form from the brochure. Return the forms to your Plan Administrator as soon as possible. The Company does the rest. (The plan's entry dates are daily.)

                        On the Enrollment Form, you decide:

                        . in which investments you would like to place your money,

                        .   how much you wish to save each pay period, and

                        . who will be your beneficiary (the person(s) you name to receive your account balance at death).

                        Signing up is completely voluntary. If you do not want to join, you should still complete an Enrollment Form and note that you do not want to contribute to the plan. You may join at a later entry date by completing another Enrollment Form.

MAY I CHANGE MY         You may change your beneficiary whenever you wish.
BENEFICIARY?            Simply complete a Participant Information Change Form
                        and give it to the Plan Administrator.

                            SPOUSE'S LEGAL RIGHTS: If you are married and want to choose someone other than your spouse as your beneficiary, your spouse must consent to this change. A Notary Public or the Plan Administrator must witness your spouse's signature. If you become legally separated or divorced, your former spouse's consent is no longer needed. If you are single and later marry, you must renew your beneficiary choice.




                                      -1-
                                 JULY 11, 2001

                        There is also one extra rule to remember about beneficiaries. If, prior to age 35, you chose a person who was not your spouse, you must make a new beneficiary choice at age 35. Your first choice is no longer valid at the start of the plan year in which you turn age 35. You and your spouse must complete an Information Change Form.














                                      -2-
                                 JULY 11, 2001

YOUR SAVINGS


WHAT IS MEANT           AFTER-TAX dollars refer to your take home pay after all
BY THE TERMS            applicable taxes have been deducted.
"AFTER-TAX" AND
"BEFORE-TAX"            BEFORE-TAX dollars refer to your pay before income taxes
DOLLARS?                are withheld. When you save with before-tax dollars, the
                        Company sends part of your pay directly to the plan.
                        Since you do not receive this money as pay, it is not taxed until withdrawn from the plan. Your current federal income taxes are based on your "reduced" pay. As a result, your taxable income is less and you pay less in federal income taxes and state income taxes in most states. These before-tax dollars are taxable when
                        WITHDRAWN from the plan.

EXAMPLE You earn $25,000 annually and want to save 6% of pay each year. If you elect to use before-tax dollars, the Contributions are deducted before current income taxes are withheld. By saving in this plan, as opposed to outside the plan, your spendable income increases by $218. (In addition, any state and local taxes withheld may also be reduced, which increases your spendable income even more.)


                                                                       AFTER-TAX                     BEFORE-TAX
                                                                        SAVINGS                        SAVINGS

         Your Salary                                                     $25,000                       $25,000
         Your Savings In The Plan (Before-Tax)                       -         0                     -   1,500
                                                                     -----------                     ---------
         Your Taxable Income                                             $25,000                       $23,500

         Your 1998 Federal Income Tax *                                -   2,704                     -   2,486
         Your Social Security Tax (FICA)                               -   1,913                     -   1,913
                                                                       ---------                     ---------
         Your Take-Home Pay                                              $20,383                       $19,101

         Your Savings Outside The Plan (After-Tax)                     -   1,500                    -        0
                                                                       ---------                    ----------
         Your Spendable Pay                                              $18,883                       $19,101

         Your Tax Savings For The Year would be:                               0                          $218


             * ( based on single-standard deduction + 1 exemption )

                        Of course, your actual tax savings will depend on the amount you save, your annual pay and your tax rate.




                                      -3-
                                 JULY 11, 2001

                        Please note, saving with before-tax dollars will not affect other benefits based on pay. In the above example, your other benefits (including future Social Security benefits) would be based on $25,000 yearly pay.


WHAT IS MY "PAY"        The amount you may defer and any contributions made on
UNDER THE PLAN?         your behalf by the Company are based on your "pay."
                        "Pay" for the plan year is defined as the total amount paid to you by the Company for your services. Your "pay" will include any salary you elect to defer to a 401(k) plan or certain other plans such as cafeteria plans. It will include the value of any fringe benefits.

                        The plan, by law, cannot count pay in excess of $170,000 for the year 2000. This amount may be adjusted for inflation in the future.

HOW MUCH OF MY          You decide how much to save through the plan. You may
PAY MAY I PUT           save from 1% to 15% of your pay. These before-tax
INTO THE PLAN?          dollars are contributed to the plan through payroll
                        deduction. They are called Deferred Salary contributions.

                        It is easy to change the amount of your contributions, stop them, or start to save again. Just fill out a new Deferred Salary Agreement and return it to the Plan Administrator. You may stop contributing at any time. You may change your contributions daily.


WILL THE COMPANY        To contribute toward your future security and as an
ALSO PUT MONEY IN       added incentive for you to save, the Company will
THE PLAN?               contribute to the plan on your behalf.

                        The Company will match 50% of your before-tax contributions to the plan to a maximum of 6% of your pay. These are called Employer Match Contributions.

                        Any other contributions you may make are not matched by the Company.

MAY I MOVE MONEY        With the consent of the Plan Administrator, you may
INTO THIS PLAN FROM     deposit a payment from another qualified retirement plan
ANOTHER COMPANY'S       as a rollover contribution. You can have the payment
PLAN?                   directly rolled over to this plan or you may receive it
                        in cash and roll it over to this plan within 60 days of receipt.

                        If you make a direct rollover to this plan, complete a Direct Rollover Request form and give it to your prior plan. You must also complete a Rollover Statement and give the form (and any rollover check) to your Plan Administrator. Employee after-tax contributions and minimum required payments (i.e., payments to 5% owners on or after age 70 1/2) cannot be rolled over.


                                      -4-
                                 JULY 11, 2001

                        If the payment from your prior plan was made directly to you, the prior plan is required to withhold 20% for federal income taxes on the amount of the payment that was rollover eligible. When you roll over your payment into this plan, you can deposit: (1) the amount that you actually received, (2) the amount withheld, and (3) the amount of any loan offset from your payment.

MAY I MOVE              Normally, money from an IRA may not be moved into this
MONEY INTO THIS         plan. An exception to this rule applies to conduit IRAs.
PLAN FROM AN            A conduit IRA is an IRA that you set up with the money
INDIVIDUAL              you received only from another qualified retirement
RETIREMENT              plan. You must also receive consent of the Plan
ACCOUNT (IRA)?          Administrator to move funds from a conduit IRA as a
                        rollover contribution into this plan.

ARE THERE LIMITS        EXCESS DEFERRALS: Your total deferrals (before-tax
ON THE AMOUNT           savings) are reported on your IRS W-2 form each year.
I MAY SAVE?             Federal law limits the total amount you may contribute
                        in any given year to this plan and all other plans. In the year 2000, this limit is $10,500 (which may increase each year based on the cost of living).

                        If your total before-tax dollars, as reported on your IRS W-2 form, exceed this limit, you need to notify your Plan Administrator. This notice must be submitted in writing no later than March 1 of the year after the excess was contributed. If you wish to assign the excess to this plan, you need to state the amount of the excess, the names of the other plans and the names of the administrators of the other plans. If this notice is late or does not contain the needed information, it may not be honored. Any money in excess of this limit is included in your taxable income.

ARE THERE LIMITS        EXCESS ANNUAL ADDITIONS: All Contributions to your
ON CONTRIBUTIONS?       account are subject to an IRS limit of the lesser of
                        $30,000 or 25% of your annual pay. This is called your "maximum annual addition" and comes from Section 415 of the Internal Revenue Code.

                        EXCESS CONTRIBUTIONS: The law also requires a test to assure a fair mix of contributions from participants at a wide range of earning levels. Depending on the results of this test, a highly-paid employee may not be able to make or receive a contribution of the full amount allowed by the plan. If the Company has to return contributions to you to comply with the law, the Plan Administrator will notify you in writing.



                                      -5-
                                 JULY 11, 2001

INVESTING YOUR SAVINGS

HOW WILL MY             Your money is invested with one of the oldest and
MONEY BE                largest financial companies in the country. With its
INVESTED?               subsidiaries, MassMutual - The Blue Chip Company manages
                        over $175 billion in assets. The Company has consistently earned among the highest ratings from the leading independent analysts, including Duff & Phelps, Inc., Standard & Poor's Corp., A.M. Best Co., and
                        Moody's Investors Services, Inc.

                        The plan allows you to direct the investment of your account under rules described in Section 404(c) of the Employee Retirement Income Security Act of 1974 (ERISA) and its regulations. Under these rules, the plan's fiduciaries may be relieved of liability for any losses which result from investment instructions given by you or your beneficiary.

                        INVESTMENT SELECTION: The plan offers different ways to invest your contributions. You decide in which investment(s) your money will be invested. You should select investment(s) based on your overall goals because the risk varies. If you do not make an election, the contributions will be placed in Money Market.

MAY I CHANGE MY         On a daily basis, you may change the way new
INVESTMENT CHOICE?      contributions are invested. To do so, call FLASH-SM-
                        (1-800-74-FLASH (35274)) from any touch-tone telephone
                        24 hours a day, seven days a week or use The
                        Journey-SM- on the Internet
                        (WWW.MASSMUTUAL.COM/RETIRE). You also have the flexibility on FLASH-SM- to speak directly with someone between 8 a.m. and 8 p.m. Eastern Time Monday through Friday. (MassMutual cannot guarantee phone line availability during periods of heavy demand.) Any change you make will be confirmed in writing.

                        This change will not affect previously invested amounts. They will remain in the fund(s) where they were deposited.

                        TRANSFER OF PREVIOUSLY CONTRIBUTED MONEY: You may also transfer part or all of your PAST investments to other investments daily. This change will not affect the way your future Contributions will be invested. Simply access The Journey-SM- or call FLASH-SM-. Consult your "Information Access Guide" on The Journey-SM- and FLASH-SM- for details.

                        CRUISE CONTROL: As market conditions change, you may need to make adjustments to keep your investment mix balanced. Your plan's cruise control feature allows you to set your investment direction, sit back and cruise along on your journey to retirement. You elect this feature on The Journey (www.massmutual.com/retire), which also models investment strategies for you. Then, each quarter, MassMutual will compare your current allocation against the investment mix you selected. If needed, they will automatically move your money among your investment options to restore your desired investment mix (known as


                                      -6-
                                 JULY 11, 2001

                        "rebalancing"). You may try the rebalance "on-demand" option instead. You simply request on The Journey a one-time rebalancing to restore your selected investment mix.

                        You may also use FLASH-SM- or The Journey-SM- to find out your account balance or loan balance.

WHERE CAN I FIND        Detailed information on the investments is available on
INVESTMENT              FLASH-SM-, The Journey-SM-, your Statement of Account,
INFORMATION?            and from your Plan Administrator. FLASH-SM-
                        (1-800-743-5274) features information on investment performance and describes the available investments. The
                        Journey-SM- (WWW.MASSMUTUAL.COM/RETIRE) has the same information as FLASH-SM- plus a personalized retirement savings projection. Your Statement of Account, like
                        FLASH-SM-, offers details of your account and features your investment strategy and your retirement savings goals. Your Plan Administrator has further detailed information concerning the plan and its investments.

                        The Plan Administrator has separate investment account information such as.

                        . a "Performance Update on MassMutual's Concert Investment Program" booklet with profiles on each investment manager and each investment;

                        . a "MassMutual Institutional Funds Portfolio of Investments" booklet which shows an investment's underlying assets;

                        . a description of the annual operating expenses of each investment;

                        . a statement of assets and liabilities for each investment; and

                        . the current unit value of each investment, and its past and current investment performance.




                                      -7-
                                 JULY 11, 2001

SELF-DIRECTED BROKERAGE ACCOUNT


WHAT IS THE SELF-       The Self-Directed Brokerage Account allows participants
DIRECTED BROKERAGE      access to brokerage services provided by State Street
ACCOUNT?                Brokerage Services, Inc. (SSBSI), a subsidiary of State
                        Street Bank. This Account offers you access to a wide range of investment choices for your retirement planning.

                        You may open a Self-Directed Brokerage Account by contacting MassMutual's Participant Information Center (call FLASH-SM- and select option 6) for an application. SSBSI will send you an account number and directions on how to place orders.

ARE THERE ANY           A minimum initial transfer of $5,000 is required to open
TRANSFER LIMITS?        an account. The minimum amount required for subsequent
                        transfers is $1,000 but you may not transfer an amount that would cause the value of your Self-Directed
                        Brokerage Account to exceed 50% of your total account balance.

WHAT ARE THE            An annual fee of $100 will be deducted quarterly from
ASSOCIATED COSTS?       the investment funds offered by MassMutual. There will
                        also be a fee each time you initiate a trade which will be deducted from your Self-Directed Brokerage Account.
                        The actual fee will depend on the transaction. Contact
                        SSBSI for more information.

HOW DO I ACCESS MY      Allowable withdrawals and maximum loanable amounts will
SELF-DIRECTED           be determined based on your entire account balance under
BROKERAGE ACCOUNT       the plan. The amount available for withdrawal or a loan
FOR AN IN-SERVICE       is limited to the assets held in MassMutual's investment
WITHDRAWAL OR LOAN?     funds. You may access your Self-Directed Brokerage
                        Account assets by transferring those available assets back into the investment funds offered by MassMutual.

WHAT HAPPENS IF I       If you elect to continue your account in the plan upon
LEAVE THE COMPANY?      termination of employment, your assets may remain in the
                        Self-Directed Brokerage Account.

WHAT HAPPENS IF I       If you should die before distribution of your account
DIE?                    balance has begun, your brokerage account will be
                        liquidated. Your account will be paid in the form of an annuity, installments or a one-sum cash payment to your spouse/beneficiary.


                                      -8-
                                 JULY 11, 2001

VESTING

WHAT IS VESTING?        "Vesting" means that you have a right to all or a
                        portion of your account. You are always fully vested in your Deferred Salary, Rollover, PSR Elective Deferral and PSR Rollover contributions.

                        You will become fully vested in Employer Match and PSR Employer Match contributions according to the following schedule:


                        ==========================  ============================
                             YEARS OF SERVICE            VESTED PERCENTAGE
                        --------------------------  ----------------------------
                             Less than 1 year                   0%
                        --------------------------  ----------------------------
                         1 year (but less than 2)              50%
                        --------------------------  ----------------------------
                         2 years (but less than 3)             75%
                        --------------------------  ----------------------------
                              3 years or more                 100%
                        ==========================  ============================


                        Service is your employment counted by the plan, and it includes paid leave and periods for which back pay is due. A break in your service occurs if you are paid for less than 500 hours (e.g., extended sick leave, or layoff). For vesting, a Year of Service (at least 1000 hours of service in the plan year) counts ALL of your years of employment with the Company, including service with PSR Systems, Inc., ViaDSP, Inc., and QWES.com, Inc.

                        You automatically become 100% vested in all your Company contributions when you:

                        .   retire, die or become disabled;

                        .   reach age 65 while employed; or

                        .   if the plan is terminated.

                        If you leave the Company for any reason other than retirement, disability or death, you are entitled to all your contributions and their earnings and the VESTED portion of your Company contributions and related earnings. You will forfeit the nonvested portion of your Company contributions and their earnings. The nonvested money will be forfeited either 1) immediately if your vested money is paid to you, or 2) after five years if your vested money is left in your account.

                        If you are reemployed within five years of the date you terminated, you can repay (within five years) the full amount of any vested money you received from the plan. If you repay, any amount you forfeited will be restored to your account at the end of the plan year.

                                      -9-
                                 JULY 11, 2001

ACCESS TO YOUR SAVINGS


WHEN MAY I              Money is available when you are an active employee,
ACCESS MY               terminate employment, retire or become disabled. It is
MONEY?                  also available to your beneficiary in the event of your
                        death. Each of these occurrences is discussed on the following pages.

                        NOTE: IF YOU ARE A 5% OWNER, YOU MUST BEGIN TO RECEIVE PAYMENTS FROM THE PLAN AFTER REACHING AGE 70 1/2, EVEN IF YOU ARE STILL WORKING. IF YOU ARE NOT A 5% OWNER, YOU MAY WAIT UNTIL RETIREMENT BEFORE RECEIVING PAYMENTS. TO START PAYMENTS, COMPLETE A 70 1/2 BENEFIT ELECTION FORM AND RETURN IT TO THE PLAN ADMINISTRATOR. YOU MAY CHOOSE A ONE-SUM CASH PAYMENT, ANNUITY PAYMENTS OR AN ANNUAL PAYMENT. IF YOU DO NOT BEGIN TO RECEIVE PAYMENTS WHEN REQUIRED, YOU WILL BE SUBJECT TO THE IRS' 50% EXCISE TAX ON THE AMOUNT WHICH SHOULD HAVE BEEN RECEIVED.

HOW MAY I               The plan is designed to promote long-term saving.
ACCESS MY               However, by allowing withdrawals, the plan allows you to
MONEY AS                meet current financial needs as well.
AN ACTIVE
EMPLOYEE?               You must complete an In-Service Withdrawal Request Form
                        and return it to your Plan Administrator. Withdrawals must be made from accounts in the set order as reflected on the form. (If you are married, your spouse must also consent to the withdrawal on the form.)

                        - ROLLOVER CONTRIBUTIONS.

                        You may withdraw all or a portion of these contributions and their related earnings. These withdrawals are fully taxable. There are no restrictions and you may have this money for any reason.

                        - PSR ROLLOVER CONTRIBUTIONS.

                        You may withdraw all or a portion of these contributions and their related earnings. These withdrawals are fully taxable. If a withdrawal is made before age 59 1/2, the withdrawal must be for financial hardship.

                        - EMPLOYER MATCH AND PSR EMPLOYER MATCH CONTRIBUTIONS.

                        Next, withdrawals are made from vested Employer Match and PSR Employer Match contributions and related earnings. However, these withdrawals are fully taxable. If a withdrawal is made before age 59 1/2, the withdrawal must be for financial hardship.


                                     -10-
                                 JULY 11, 2001

                        o DEFERRED SALARY AND PSR ELECTIVE DEFERRAL
                          CONTRIBUTIONS.

                        You may withdraw all or a portion of your before-tax Deferred Salary and PSR Elective Deferral contributions. Only pre-1989 earnings can be withdrawn. These withdrawals are fully taxable. If a withdrawal is made before age 59 1/2, the withdrawal must be for financial hardship.

HOW DO I                IRS limits hardship withdrawals to amounts that cannot
QUALIFY FOR A           be obtained elsewhere for certain "immediate and heavy"
HARDSHIP                expenses. The following expenses qualify for a hardship
WITHDRAWAL?             withdrawal:

                        - purchase of your home (but not mortgage payments),

                        - medical expenses incurred or money needed for medical
                          care for you or your dependents,

                        - payment of tuition, related educational fees and room
                          and board expenses for the next 12 months of post-secondary education for you or your dependents, and

                        - to prevent eviction from your home or the foreclosure
                          on the mortgage of your home.

                        The amount you request cannot exceed the amount needed for the hardship plus the amount needed to pay federal and state income taxes and any IRS excise taxes. To request a hardship withdrawal, complete a Hardship Statement. Submit it to the Plan Administrator with bills or other documents reflecting the expense.

                        Before obtaining a hardship withdrawal, you are required by law to have first tried to pay the expense through insurance coverage, by other plan distributions, by selling your assets, by borrowing money from a bank or this plan, by ceasing contributions to the plan or by withdrawing any other money.

                        The IRS also requires you to first withdraw any other money and obtain any loans from all plans maintained by the Company before obtaining a hardship withdrawal. After a hardship withdrawal, you cannot make contributions to any Company plan for 12 months. The IRS restricts the amount you may contribute to the plan the following year.

MAY I BORROW            You may request a loan by calling FLASH-SM-
MONEY FROM              (1-800-74-FLASH) or by accessing The Journey-SM-
THE PLAN?               (WWW.MASSMUTUAL.COM/RETIRE). If you need a loan to
                        purchase a home that will be repaid over 5 years or more, you must complete a Home Loan Request Form and submit it to the Plan Administrator. (If you are married, your spouse must also consent to the loan on either the Home Loan Request Form or on a Waiver of Preretirement Survivor Annuity form.)


                                      -11-
                                 JULY 11, 2001

                        The use of either FLASH-SM- or The Journey-SM- is faster for receiving your loan check than if a form is used and the fee for processing a loan is cut in half. MassMutual guarantees that your check will be mailed to the Plan Administrator within 24 hours or you get a check for $50. Loan requests received after 4:00 p.m. Eastern Time and on weekends or holidays will be mailed the following business day. You should contact your Plan Administrator to pick up your loan; however, s/he reserves the right for final approval of your loan.

                        LOAN DOCUMENTATION: You will receive a Disclosure Statement, Promissory Note and Security Agreement, and Payroll Deduction form from the Plan Administrator. You must sign and return these forms to receive the loan check.

                        TERMS OF LOAN: You may have two loans outstanding at any one time. Loans are secured by your account balance. The terms of the loan must comply with these rules:

                        - LOAN AMOUNT. You may borrow up to 1/2 of your vested
                          account balance. The smallest amount that may be borrowed is $1,000. The largest amount that may be borrowed is $50,000. This amount is determined by adding in the outstanding balance of your other plan loans, if any. Also, the $50,000 limit is reduced by your highest outstanding loan balance, if any, in the past 12 months.

                        - INTEREST RATE. The loan(s) will bear a reasonable rate
                          of interest. The interest rate on the loans will be prime plus 1.00%.

                        - REPAYMENT. You may PREPAY the loans at any time with
                          the consent of the Loan Trustee and the Insurer. You must REPAY the loans plus interest by payroll deduction within five years. You may have a repayment period exceeding 5 years if the loan is used to purchase your home. However, you must complete a form for this type of loan as FLASH-SM- and The Journey-SM-can only be used for repayment periods of 5 years or less.

WHAT HAPPENS            If a loan is not repaid, default will occur. Default
IF THE LOAN IS          while employed does not normally occur because loan
NOT REPAID?             repayments must be deducted from your pay. However, it
                        will occur if:

                        - you terminate employment, retire, become disabled or
                          die,

                        - you do not make payment for three months or do not
                          receive your pay for over three months, or

                        - the plan is amended or terminated.



                                      -12-
                                 JULY 11, 2001

                        If you are terminating or retiring, you will have the choice of repaying the loan or having the loan offset from your account. The offset loan amount will be considered a taxable distribution to you.

                        If you are still actively employed, you must repay any missed loan payments. To repay, either provide the Plan Administrator with your personal check or you may repay via an in-service withdrawal. If not repaid, the entire unpaid amount of the loan will be treated as a taxable payment to you from the plan and will be reported to the IRS. You will still need to repay the defaulted amount to your account even after being taxed.

ARE THERE ANY           Any payment you receive from the plan is subject to
TAXES I SHOULD          income tax. For hardship withdrawals, you may elect to
KNOW ABOUT?             have no tax withheld on Deferred Salary and PSR Elective
                        Deferral contributions or to have 10% tax withheld. If no election is made, 10% will be withheld. On the remaining taxable portion (including non-hardship withdrawals of Deferred Salary and PSR Elective Deferral money), we are required to withhold 20% of the taxable part of any payment for federal income tax purposes.
                        However, you can avoid having the 20% amount withheld by having the payment (minus any after-tax or pre-tax employee contributions) directly rolled over to another plan or to an IRA. (Rollovers are explained on the "Special Tax Notice" which your Plan Administrator will give you.) You have at least 30 days to choose whether or not you want a rollover. This 30-day period may be waived at any time by signing and submitting a completed withdrawal form to your Plan Administrator. Also, depending on your state of residence, state tax may also be withheld from your payment.

                        In addition to income tax, there is a 10% penalty tax on certain early payments. This tax is not withheld. You should report it to the IRS by filing IRS Form 5329 with your tax return. An early payment is one that occurs before you reach age 59 1/2 if still employed (or age 55 if terminating employment), die, or become disabled.

                        This 10% penalty tax does not apply if the withdrawal is made because of uninsured medical expenses in excess of 7.5% of adjusted gross income.

                        Both income and penalty taxes will not apply to any after-tax contributions paid to you from the plan, but they will apply to earnings on these contributions.



                                      -13-
                                 JULY 11, 2001


============================= =========================== ======================== ====================== ==================
DISTRIBUTION TYPE             SUBJECT TO ORDINARY         EARLY DISTRIBUTION TAX?  20% MANDATORY          ELIGIBLE FOR
(IF APPLICABLE)               INCOME TAX?                                          WITHHOLDING?           ROLLOVER?
============================= =========================== ======================== ====================== ==================

Hardship Withdrawals of any   Yes                         Yes                      No                     No
Pre-Tax Deferrals
----------------------------- --------------------------- ------------------------ ---------------------- ------------------
Other In-Service Withdrawals  Yes, except employee        Yes                      Yes                    Yes
(including hardship           after-tax contributions
withdrawals of
contributions other than
deferrals)
----------------------------- --------------------------- ------------------------ ---------------------- ------------------
Participant Loans             No                          No                       No                     No
----------------------------- --------------------------- ------------------------ ---------------------- ------------------
70 1/2 Required               Yes                         No                       No                     No
Distributions (5% owners)
----------------------------- --------------------------- ------------------------ ---------------------- ------------------
Excess Deferrals, Annual      Yes                         No                       No                     No
Additions or Contributions
returned to Participant
============================= =========================== ======================== ====================== ==================















                                      -14-
                                 JULY 11, 2001

FINAL PAYOUTS

IF I LEAVE THE          If you leave the Company for any reason, you may keep
COMPANY, WHAT           the full value of all your contributions to the plan,
DO I RECEIVE            all vested Company contributions, and all related
FROM THE PLAN?          earnings.

                        You must complete the Notice of Termination of Employment Form and submit it to your Plan Administrator. You may select one of the options listed below and on your form. Please confer with your accountant or attorney prior to electing one of these options. ONCE ELECTED, YOU CANNOT CHANGE YOUR BENEFIT OPTION, UNLESS OTHERWISE NOTED BELOW. (If you are married, your spouse must also consent on the form to any distribution.)

                        - DEFERRED ANNUITY. You may elect an Annuity to commence
                          on the date you could have retired under the plan. An Annuity is a contract with MassMutual that provides regular income over a stated period of time, or over your lifetime. The amount of the Annuity will be based on your vested account balance less any expenses and state premium taxes. If you die before retirement, your Beneficiary will receive a cash payment equal to the death benefit stated on your Annuity Certificate.

                        - CONTINUED ACCOUNT. You may elect to continue your
                          account until age 70 1/2. At that time, you must choose another benefit option by submitting a completed Former Employee's Benefit Election Form. Prior to that time, you may withdraw part of your vested account balance by completing the Former Employee's Benefit Election Form. The money will remain as invested and you may continue to change your investments.

                        - CASH PAYMENT. This option is available to everyone.
                          However, if your vested account balance is $5,000 or less, you must receive your vested account balance in a one-sum cash payment; it is the only option available.

                        You may elect to have the check for the cash payment issued to you or to your new company's plan or an IRA as a direct rollover. If the check is issued to you, you may still roll the money over to your new company's plan or a new IRA within 60 days of receipt. The money should not be mixed with prior IRA money. You cannot roll over employee after-tax contributions.

                        - INSTALLMENT PAYMENTS. You may elect to have your
                          vested account balance paid out to you in periodic installment payments. To elect this option, you must also complete an Election of Installments Form. Payments may be made for a set time period, for a set amount, or for


                                      -15-
                                 JULY 11, 2001
                          your lifetime. The money will remain as invested and you may continue to change your investments.

WHAT MAY I RETIRE?      You may retire from the Company on or after reaching age
                        65.

                        At retirement, you may receive 100% of your account balance. However, you may remain working, still participate in the plan, and retire later.

WHAT ARE MY             Five months before your retirement date, you should
OPTIONS AT              complete an Estimate of Benefit Options Form and return
RETIREMENT?             it to your Plan Administrator. You will receive an
                        estimate of the amount payable under each option. You will also receive a booklet, RETIREMENT BENEFITS, which describes the options in more detail.

                        Within 90 days of retirement, complete a Notice of Retirement/ Disability Form and return it to the Plan Administrator. You may select one of the options listed below and on your form. Please confer with your accountant or attorney prior to electing one of these options. ONCE ELECTED, YOU CANNOT CHANGE YOUR BENEFIT OPTION, UNLESS OTHERWISE NOTED BELOW.

                        If you are married, your spouse must also consent to any benefit you elect, other than a Joint and Survivor Annuity with the spouse as a joint annuitant. You and your spouse must complete a Waiver of Joint & Survivor Annuity Form and attach it to your Notice of Retirement/Disability Form.

                        - CASH PAYMENT - a one-sum payment equal to the total
                          value of all funds in your account. Note: If your account balance is $5,000 or less, you may only receive this option. No other option can be elected.

                          You may elect to have the check for the cash payment issued to you or to your IRA as a direct rollover. If the check is issued to you, you may still roll the money over to a new IRA within 60 days of receipt. The money should not be mixed with prior IRA money if you intend to later roll this money to a qualified plan. You cannot roll over employee after-tax contributions.

                        - INSTALLMENT PAYMENTS - You may elect to have your
                          account balance paid to you in monthly installment payments. (You may request quarterly, semi-annual or annual payments instead.) To elect this installment option, you must complete an Election of Installments Form and attach it to the Notice of Retirement/Disability Form. At your election, payments will be made to you for a set time period

                                      -16-
                                 JULY 11, 2001

                          (e.g., 15 years), for a set amount (e.g., $500 per month), or for your lifetime (each year we will recalculate the life expectancy of you and your spouse to determine the payment). You may request to increase the amount of your payments in the future or to receive a one-sum cash payment or an annuity. If you die prior to the end of payments, you or your beneficiary will receive a one-sum cash payment.

                          The money will remain as invested and you may continue to change your investments.

                        - JOINT AND SURVIVOR ANNUITY - monthly payments starting
                          at retirement and continuing for your lifetime, followed by lifetime payments to your spouse or another person chosen by you at retirement. You may elect these on-going payments to be 50%, 66 2/3% or 100% of the amount of each payment to you.

                        - FULL CASH REFUND ANNUITY - monthly payments continuing
                          for your life. If the total payments received during your lifetime are less than the amount paid to provide the Annuity (the Annuity's net purchase price), the difference will be paid to your beneficiary. If the total payments you receive are equal to or more than the Annuity's net purchase price, no benefits will be available to your beneficiary.

                        - LIFE ANNUITY WITH 120 STIPULATED PAYMENTS - monthly
                          payments beginning when you retire and continuing for your life. If you die before 120 monthly payments have been made to you, the remaining payments will be made to your beneficiary in a one-sum cash payment.

                        - LIFE ANNUITY - monthly payments beginning on your
                          retirement date and continuing for your life. Benefit payments cease upon your death.

                        - CONTINUED ACCOUNT - You may elect to leave your
                          account balance in the plan until you reach age
                          70 1/2. At that time, you must elect another benefit option by submitting a completed Former Employee's Benefit Election Form. Prior to that time, you may withdraw part of your account balance by completing the Former Employee's Benefit Election Form. The money will remain as invested and you may continue to change your investments.


                                      -17-
                                 JULY 11, 2001

WHAT OPTIONS            If you die before retirement, the full value of your
ARE AVAILABLE           account will be paid to your spouse or another
AT DEATH?               beneficiary (if your spouse has consented). If no
                        beneficiary is elected, or if your election is not valid because of a change in your marital status, the plan will pay the Executor or Administrator of your estate.
                        If a court or your Will has not chosen an Executor or Administrator, the plan will pay in the following order:

                        (1) your surviving legal spouse;

                        (2) your surviving natural and adopted children equally;

                        (3) your surviving parents equally; or

                        (4) your surviving brothers and sisters equally.

                        Your account will be paid in the form of an Annuity, installments or a one-sum cash payment. If your account balance is $5,000 or less, your beneficiary may receive only a one-sum cash payment. A non-spouse beneficiary may continue your account for up to five years after your death. A spouse beneficiary may continue your account up until the year you would have reached age
                        70 1/2.

                        If you die after retirement, your death benefit, if any, is based on the retirement option you elected. If any installment payments remain at death, the remaining amount will be paid in one-sum to your beneficiary.

WHAT OPTIONS            If you become disabled, you may receive any retirement
ARE AVAILABLE           option. You should complete a Notice of
IF I BECOME             Retirement/Disability Form and submit it to your Plan
DISABLED?               Administrator.

                        After you are determined to be disabled, you may retire due to disability on the first day of the month. Disability will be determined by the Plan Administrator based on the Company's Long Term Disability Insurance Plan.



                                      -18-
                                 JULY 11, 2001

ARE THERE ANY           Your payment(s), to the extent that they are rollover
TAXES FOR FINAL         eligible, will be subject to 20% required federal
PAYOUTS I SHOULD        withholding (and income tax) and may also be subject to
KNOW ABOUT?             a 10% penalty tax (as discussed under "Access to Your
                        Savings"). A summary of these rules is as follows:


============================== ================ =========================== =========================== ====================
                               SUBJECT TO       EARLY DISTRIBUTION TAX?     20% MANDATORY WITHHOLDING?  ELIGIBLE FOR
DISTRIBUTION TYPE              ORDINARY                                                                 ROLLOVER? *
                               INCOME TAX?
============================== ================ =========================== =========================== ====================

One-Sum Cash Payment:
    Termination
                               Yes              Yes, if under age 55        Yes, including              Yes
                                                No, if age 55 or older      withholding on any unpaid
                                                                            loan balance
------------------------------ ---------------- --------------------------- --------------------------- --------------------
    Retirement or              Yes              No                          Yes                         Yes, see above
    Disability
------------------------------ ---------------- --------------------------- --------------------------- --------------------
    Death                      Yes              No                          Yes, if spouse is           Yes, if spouse is
                                                                            beneficiary; otherwise, No  beneficiary;
                                                                                                        otherwise, No
------------------------------ ---------------- --------------------------- --------------------------- --------------------
Continuation of Account        No               No                          No                          No
------------------------------ ---------------- --------------------------- --------------------------- --------------------
Deferred Annuity               No               No                          No                          No
------------------------------ ---------------- --------------------------- --------------------------- --------------------
Annuity Payments over life     Yes              No                          No **                       No
expectancy
------------------------------ ---------------- --------------------------- --------------------------- --------------------
Installment Payments over 10   Yes              No, unless under age 55     No **                       No
years or life expectancy                        and payments not over
                                                life expectancy
============================== ================ =========================== =========================== ====================


* If rolled over, the 20% withholding is avoided and taxes on the payment are delayed. A rollover may be "indirect" with the check issued to you and you either endorse it to an IRA or Plan or you deposit it in your own account and issue a check within a 60-day period to an IRA or Plan; or "direct" with the check issued to a plan trustee or financial company. You cannot roll over any after-tax contributions or a required payment made on or after age 70 1/2.

** These periodic payments of 10 years or more or over life expectancy are subject to elective withholding based on IRS tables. You may elect not to have taxes withheld. Payments of less than 10 years are subject to 20% mandatory withholding and may be rolled over.



                                      -19-
                                 JULY 11, 2001

                        At least 30 days before making any payment, your Plan Administrator will provide you with a "Special Tax Notice." The Notice explains rollovers and another special tax treatment known as "forward averaging" which reduces taxes on lump sums. You are allowed at least 30 days to make your election. You may, however, elect a benefit prior to that time by signing and submitting your Retirement/Disability Form to the Plan Administrator.

                        Before receiving payment(s) from the plan, you should seek tax counsel to discuss how your payment(s) will be taxed. You should consult IRS Publication 575 for more details on lump sum payments and rollovers. This publication can be obtained by calling the IRS (1-800-829-3676) or by accessing the IRS Internet site (HTTP://WWW.IRS.USTREAS.GOV).












                                      -20-
                                 JULY 11, 2001

OTHER IMPORTANT INFORMATION

WHAT RIGHTS             The plan has an appeals procedure available to every
DO I HAVE IF            employee. If your request to join the plan or receive a
MY CLAIM IS             payout is denied, you will be notified within 90 days
DENIED?                 of:

                        . the reason for the denial;

                        . the plan provision on which the denial is based;

                        . a description of any information needed to perfect the
                          claim and why it is needed; and

                        . an explanation of the plan's claim review process.

                        Within 60 days of receiving notice, you may submit a written request that your claim be reconsidered. Provide your reasons, the issues and your comments. You are entitled to review plan documents in preparing your appeal and to have anyone you wish represent you. The Plan Administrator will respond with a decision within 60 days of receiving your appeal.

CAN THE PLAN BE         The Company hopes and expects this plan to continue.
CHANGED OR              Every effort has been made to arrange the plan so that
DISCONTINUED?           it will meet future conditions. However, to protect the
                        Company against unforeseen conditions, the Company reserves the right to have the Plan Administrator end or amend the plan. By amendment, benefits may be eliminated in part or in whole.

                        No plan amendment can take away or reduce your vested account balance. If the plan is ended, your account will be 100% vested and paid to you in a one-sum cash payment or an Annuity.

WHO PAYS EXPENSES       Certain plan expenses are deducted from participant
OF THE PLAN?            accounts or investment income, and the remainder of the
                        plan expenses are paid by the Company.

                        In addition, if you request an in-service withdrawal or one-sum cash payment under the plan (either as payment to you or as a direct transfer of funds from this plan to another retirement plan), you will be assessed a $40 fee for each check issued. For other benefit options, there is a $170 one-time fee for an annuity and a $100 one-time fee for installment payments. There are no fees for continuing your account, changing investment instructions, or transferring money among investments. However, if you request a loan from the plan, you will be assessed a $100 set-up fee ($50 if requested through FLASH-SM- or The Journey-SM-).

                                      -21-
                                 JULY 11, 2001

WHAT OTHER              ANTI-ASSIGNMENT. The plan is designed to provide
PROVISIONS ARE          benefits only for you or your beneficiaries. Therefore,
INCLUDED IN             you cannot sell, transfer or assign your account
THE PLAN?               balance. However, a court may order that some or all of
                        your benefits be used in divorce or support claims. The plan has set rules which must be followed before complying with a court order. You may obtain a copy of these rules, without charge, from your Plan
                        Administrator.

                        TOP-HEAVY RULES. This plan contains rules which take effect if the plan becomes "top-heavy." A top-heavy plan is one in which the total of accounts for key employees (officers and major owners) exceeds 60% of all accounts under the plan. The rules may require an extra Company contribution.

WHAT OTHER RIGHTS       The Company is not required to provide this plan, but
DO I HAVE UNDER         because it does, you as a participant, are entitled to
THE PLAN?               certain rights and protections under the Employee
                        Retirement Income Security Act of 1974 (ERISA). These rights are described below:

                        It is your right to know your Company-sponsored benefit plan. Therefore, in addition to this SPD describing your benefits, you will automatically receive a summary of the plan's annual financial report and an annual benefit statement. You may also examine all the plan documents (e.g., insurance contract, the plan text, trust agreements, etc.).

                        These documents are available to you to examine without charge at the Plan Administrator's office during normal work hours.

                        You may receive a copy of any of these documents, for a reasonable charge, by making a written request to the Plan Administrator. If you request any documents from the Plan Administrator in writing and do not receive them within 30 days (unless the delay is beyond the control of the Plan Administrator), you have the right to file suit in a federal court. The court may require the Plan Administrator to provide the information and pay you up to $100 a day until you receive it.

                        You also have the right to expect that the people who are responsible for the operation of the plan act prudently and in the best interest of all plan participants. These people are called fiduciaries. The plan's fiduciaries act in the best interest of all Participants. However, if a fiduciary violates the requirements of ERISA, he or she may be removed and required to repay any losses to the plan caused by his or her imprudence.


                                      -22-
                                 JULY 11, 2001

                        If you are improperly denied a benefit, believe that the plan fiduciaries are misusing funds, or believe that you have been discriminated against for asserting your rights, you have the right to request assistance from the U.S. Department of Labor or file a court suit. The court will decide the merit of your case and who should pay court costs and legal fees. If your case is successful, the court may order the person you have sued to pay these costs and fees. However, if you lose, you may be required to pay the costs and fees.

                        If you need additional information or have any questions about your plan benefits or rights under the law, contact your Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest Area Office of the Pension and Welfare Benefits Administration, U.S. Department of Labor (DOL), for assistance. Also, DOL has a toll-free number (1-800-998-7542) which you can call to receive booklets to help you understand your pension rights.

DO I NEED TO KEEP       The SPD provides the highlights of the plan. Therefore,
THIS SUMMARY PLAN       you should keep it with your records. Whenever you have
DESCRIPTION (SPD)?      questions about the plan, you can refer to this SPD.
                        However, the plan is actually governed by official plan documents. If you have questions about this SPD or want to review the plan, your Plan Administrator will be able to help you.












                                      -23-
                                 JULY 11, 2001

GENERAL LEGAL INFORMATION

NAME OF PLAN                    NMS Communications Corporation 401(k) Plan

PLAN SPONSOR                    NMS Communications Corporation

PLAN SPONSOR'S EMPLOYER         04-2814586
IDENTIFICATION NUMBER (EIN)
ASSIGNED BY IRS

PLAN NUMBER                     001

PLAN TYPE                       Profit-Sharing Plan with a pre-tax salary
                                deferral 401(k) feature

PLAN EFFECTIVE DATE             January 1, 1994

PLAN YEAR                       The Plan Year is a 12-month period beginning
                                January first. Records are kept for the plan based on the plan year.

PLAN ADMINISTRATOR              Ms. Tina Robidoux
                                Director, Compensation & Benefits
                                100 Crossing Boulevard
                                Framingham, Massachusetts  01702-5406
                                (508) 271-1392

TRUSTEE                         Investors Bank & Trust Company

THE TRUST WILL BE GOVERNED BY:  State of Massachusetts

AGENT FOR SERVICE OF LEGAL      Service of process may be made upon the Plan
PROCESS                         Administrator.

INSURER                         MassMutual--The Blue Chip Company



                                      -24-
                                 JULY 11, 2001

ACCOUNT NUMBER                  FL 51268 is the number assigned by the Insurer
                                to identify your plan.

PARTICIPANT                     Telephone number: 1-800-74FLASH (35274)
INFORMATION CENTER              Hours of Operation: 8:00 a.m. - 8:00 p.m.
                                Eastern Time
                                Monday through Friday (excluding holidays)

FLASH-SM- VOICE                 Telephone number: 1-800-74FLASH (35274)
RESPONSE UNIT                   Hours of Operation: 24 hours per day, 7 days
                                per week

THE JOURNEY-SM-                 www.massmutual.com/retire
INTERNET SITE

ERISA CLASSIFICATION            Under ERISA, this plan is classified as a
                                Defined Contribution type of plan and, as such, benefits under this plan are not insured by the Pension Benefit Guaranty Corporation.











                                      -25-
                                 JULY 11, 2001

Page 26
FL - 51268


INSTRUCTIONS AT A GLANCE


================================= ==================================================== =====================================
IF YOU WANT TO...                 YOU NEED TO DO THE FOLLOWING...                      YOU WILL RECEIVE...
--------------------------------- ---------------------------------------------------- -------------------------------------
Enroll in the Plan and Elect to   Complete an Enrollment Form (or a separate           A Personalized Data Confirmation
Make Contributions                Deferred Salary Agreement may be needed). Return     Report and a Personal
                                  the Form to your Plan Administrator.                 Identification Number (PIN) for
                                                                                       FLASH-SM- or the Journey-SM- in
                                                                                       separate mailings.
--------------------------------- ---------------------------------------------------- -------------------------------------
Make a Rollover                   For Direct Rollover (check issued and                A Personalized Data
Contribution                      sent directly to MassMutual on your                  Confirmation Report.
                                  behalf), complete a Direct Rollover
                                  Request Form and give it to your former plan
                                  administrator. S/he should send the Form to
                                  MassMutual along with your rollover check.

                                  For any Rollover, you need to complete a
                                  Rollover Statement Form and return it to your
                                  Plan Administrator along with any rollover
                                  check.
--------------------------------- ---------------------------------------------------- -------------------------------------
Change or Stop your Deferral      Complete a Deferred Salary Agreement and return to
Percentage                        your Plan Administrator.
--------------------------------- ---------------------------------------------------- -------------------------------------
Change your Investment            Call FLASH-SM- (1-800-743-5274) or access The        A Personalized Data Confirmation
Instructions                      Journey-SM- on the Internet                          Report
                                  (www.massmutual.com/retire).
--------------------------------- ---------------------------------------------------- -------------------------------------
Change your Beneficiary           Complete a Participant Information Change Form and   A Personalized Data Confirmation
                                  return it to your Plan Administrator.                Report
--------------------------------- ---------------------------------------------------- -------------------------------------
Request a Withdrawal              Read the Special Tax Notice and Complete an          A Distribution Confirmation Report
                                  In-Service Withdrawal Request Form. If the money     and a Check.
                                  will be withdrawn due to financial hardship,
                                  complete a Hardship Statement too. Return the
                                  Form(s) to your Plan Administrator.
================================= ==================================================== =====================================



                                      -26-
                                 JULY 11, 2001


Page 27
FL-51268


--------------------------------- ---------------------------------------------------- -------------------------------------
Request a Loan with repayment     Call FLASH-SM- (1-800-743-5274) or access the        A Loan Distribution Confirmation
of 5 years or less                Journey-SM- on the Internet                          Report and a Check. You will also
                                  (www.massmutual.com/retire). For Home Loans, you     receive a Payroll Deduction Form,
                                  must complete a Loan Request Form and return it to   Promissory Note, and Disclosure
                                  your Plan Administrator. [Note: The loan fee for     Statement to sign and return to
                                  FLASH-SM-/Journey-SM- is one-half the charge for     your Plan Administrator.
                                  loans requested by form.]
--------------------------------- ---------------------------------------------------- -------------------------------------
Request a Loan with repayment     Complete a Loan Request Form and return it to your   A Loan Distribution Confirmation
of over 5 years to purchase a     Plan Administrator.                                  Report and a Check. You will also
home.                                                                                  receive a Payroll Deduction Form,
                                                                                       Promissory Note, and Disclosure
                                                                                       Statement to sign and return to
                                                                                       your Plan Administrator.
--------------------------------- ---------------------------------------------------- -------------------------------------
Request a Benefit Option Upon     Read the Special Tax Notice and complete a Notice    A Distribution Confirmation Report.
Termination of Employment         of Termination of Employment Form. If you are        If you have elected one-sum cash or
                                  continuing your Account, you may want to repay       installment payments, a check will
                                  your outstanding loan.                               be enclosed. If you have elected a
                                                                                       Deferred Annuity, a Deferred
                                  If you want Installment Payments, complete and
                                  Annuity Certificate will be attach an Election
                                  of Installments Form. If you enclosed. want
                                  these payments deposited directly to your bank
                                  account, complete and attach a Direct Deposit
                                  Agreement. Return the form(s) (and any check
                                  for loan repayment) to your Plan
                                  Administrator.
--------------------------------- ---------------------------------------------------- -------------------------------------
Request a Benefit Option Upon     Read the Special Tax Notice and Retirement Benefit   A Distribution Confirmation Report.
Retirement or Disability          booklet. Then, complete a Notice of                  If you have elected one-sum cash,
                                  Retirement/Disability Form. If you are continuing    annuity or installment payments, a
                                  your Account, you may want to repay your             check will be enclosed. If you have
                                  outstanding loan.                                    elected an annuity, an Annuity
                                                                                       Certificate will also be enclosed.
                                  If you want Installment Payments, complete and
                                  attach an Election of Installments Form. If
                                  you want Installment or Annuity payments
                                  deposited directly to your bank account,
                                  complete and attach a Direct Deposit
                                  Agreement. Return the form(s) (and any check
                                  for loan repayment) to your Plan
                                  Administrator.
================================= ==================================================== =====================================




                                      -27-
                                 JULY 11, 2001

Page 28
FL-51268


================================= ==================================================== =====================================
Request an Age 70 1/2             Read the Special Tax Notice and Retirement Benefit   A Distribution Confirmation Report
Distribution Required             Booklet. Then if you are a 5% owner who is still     and a check. If you have elected an
by Law                            working, complete a 70 1/2 Benefit Election Form.    annuity, an Annuity Certificate
                                  If you are a former employee, complete a Former      will also be enclosed.
                                  Employee's Benefit Election Form.

                                  If you want Installment Payments, complete and
                                  attach an Election of Installments Form. If
                                  you want Installment or Annuity payments
                                  deposited directly to your bank account,
                                  complete and attach a Direct Deposit
                                  Agreement. Return the form(s) to your Plan
                                  Administrator.
--------------------------------- ---------------------------------------------------- -------------------------------------
Obtain Information concerning     Call FLASH-SM- (1-800-743-5274) or access the
your Account, Investment Funds,   Journey-SM- on the Internet
Loan Interest Rates, etc.         (www.massmutual.com/retire). You may also review
                                  your periodic Statement of Account.
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                                 JULY 11, 2001